                    Exhibit 99.3 - Joint Filers' Signatures

                          LIME ROCK PARTNERS V, L.P.

                          By: Lime Rock Partners GP V, L.P., its general partner

                          By: LRP GP V, Inc., its general partner

                              By: /s/ John T. Reynolds     Date: August 21, 2009
                                  ----------------------------------------------
                                  Name: John T. Reynolds
                                  Title:   Director

                          LIME ROCK PARTNERS GP V, L.P.

                          By: LRP GP V, Inc., its general partner

                              By: /s/ John T. Reynolds     Date: August 21, 2009
                                  ----------------------------------------------
                                  Name: John T. Reynolds
                                  Title:   Director

                          LRP GP V, INC.

                              By: /s/ John T. Reynolds     Date: August 21, 2009
                              --------------------------------------------------
                                  Name: John T. Reynolds
                                  Title:   Director